Exhibit 10.1
                            STOCK PURCHASE AGREEMENT

         Stock Purchase Agreement, dated as of May 3, 2002 (this "Agreement"), by and between GP Strategies Corporation, a Delaware corporation (the "Company"), and EGI-Fund (02-04) Investors, L.L.C., a Delaware limited liability company ("Investor"). All capitalized terms used and not otherwise defined herein have the meanings ascribed to them in Article VIII hereof.

         WHEREAS, the Company desires to issue and sell to Investor, and Investor desires to purchase from the Company, (i) 1,000,000 newly-issued shares ("New Common Shares") of common stock of the Company, par value $0.01 per share ("Common Stock"), and (ii) 300,000 newly-issued shares ("New Class B Shares") of Class B capital stock, par value $0.01 per share ("Class B Stock"), convertible into 300,000 shares of the Company's Common Stock ("Underlying Shares") in accordance with the terms of the Class B Stock under the Amended and Restated Certificate of Incorporation of the Company ("Charter"). The 1,000,000 New Common Shares and 300,000 New Class B Shares to be issued to Investor hereunder are referred to collectively herein as the "Shares."

         WHEREAS, in connection with the issuance and sale of the Shares to Investor hereunder, Investor has agreed to grant to the Company the Call Option (as hereinafter defined).

         NOW, THEREFORE, in consideration of the premises, representations and warranties and the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I

                     PURCHASE AND SALE OF SHARES AND WARRANT

         1.1 Purchase and Sale. Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, at the Closing, the Company shall issue and sell to Investor, and Investor shall so purchase from the Company, the Shares free and clear of all Liens.

         1.2 Consideration. Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, at the Closing, Investor shall pay to the Company an aggregate of $4,760,000 for the Shares, consisting of $3,500,000 for the New Common Shares and $1,260,000 for the New Class B Shares (the "Purchase Price").

                                   ARTICLE II

                                   THE CLOSING

         2.1 Time and Place. Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, the closing of the issuance and sale of the Shares contemplated by this Agreement (the "Closing") shall take place at the offices of the Company at 9 West 57th Street, Suite 4170, New York, New York on the date hereof, or at such other place as Investor and the Company may agree. The date and time at which the Closing actually occurs is hereinafter referred to as the "Closing Date."

         2.2 Deliveries by the Company. At the Closing, the Company shall deliver the following to Investor:

         (a) stock certificates representing the Shares, in the name of Investor, dated as of the Closing Date, and in such denominations as Investor may request in writing at least 10 days prior to the Closing;

         (b) the opinion of Andrea D. Kantor, Vice President and General Counsel of the Company, in the form of opinion attached hereto as Exhibit A; and


         (c) all other documents, instruments and writings required to be delivered by the Company at or prior to the Closing Date pursuant to this Agreement.

         2.3 Deliveries by Investor. At the Closing, Investor shall deliver the following to the Company:

         (a) the Purchase Price by interbank transfer of federal funds to one or more accounts designated in a writing delivered by the Company to Investor no less than two (2) business days prior to the Closing Date or by such other means as may be agreed upon in writing by the Company and Investor; and

         (b) all other documents, instruments and writings required to be delivered by Investor at or prior to the Closing Date pursuant to this Agreement.

         2.4 Restrictive Legends.

         (a) All certificates representing the Shares (including the Underlying Shares) will bear on their face the following legend:

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities laws. These securities may not be pledged, sold, hypothecated or transferred in the absence of such registration or any exemption therefrom under the Securities Act of 1933, as amended, or any applicable state securities laws."

         (b) All certificates representing the New Class B Shares (excluding the Underlying Shares) will bear on their face the following legend:

                  "The transfer and voting of the securities represented by this certificate is subject to terms and conditions of an agreement, dated as of May 3, 2002, between the Company and the holder of record of this certificate, and no transfer of such securities shall be valid or effective except in accordance with the agreement and until such terms and conditions have been fulfilled. Copies of the agreement may be obtained at no cost by written request made the by the holder of record of this certificate to the Secretary of the Company at the principal offices thereof."

         (c) The legend set forth in Section 2.4(a) hereof shall be removed and the Company shall issue a certificate or certificates without such legend to the holder thereof upon the earliest to occur of (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement; (ii) the securities shall have been sold to the public pursuant to Rule 144 (or any successor provision under the Securities
Act), or (iii) such securities may be sold by the holder without restriction or registration under Rule 144(k) under the Securities Act (or any successor provision).

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents, warrants and covenants to Investor on the date of this Agreement, which representations, warranties and covenants are relied upon by Investor in entering into this Agreement and shall survive the Closing in accordance with Section 6.2, as follows:

         3.1 Organization and Qualification. Each of the Company and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to carry on its business as it is now being conducted. Each of the Company and each Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction (including any foreign country) where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so qualified or licensed or in good standing which would not, individually or in the aggregate, have a Material Adverse Effect.

         3.2 Certificate of Incorporation and Bylaws. The Company has heretofore furnished to Investor a complete and correct copy of the Charter of the Company and the certificate of incorporation of each Subsidiary and the bylaws of the Company and each Subsidiary as currently in effect (collectively, the "Organizational Documents"). Such Organizational Documents are in full force and effect, and no other organizational documents are applicable to or binding upon the Company or any Subsidiary. Neither the Company nor any Subsidiary is in violation of any of the provisions of its Organizational Documents.

         3.3 Capitalization; Subsidiaries.

         (a) As of the date of this Agreement, the authorized capital stock of the Company consists of a total of 37,800,000 shares consisting of 25,000,000 shares of Common Stock, 2,800,00 shares of Class B Stock and 10,000,000 shares of preferred stock of the Company, par value $0.01 per share ("Preferred Stock"), of which 10,000 shares of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company ("Series A Preferred") has been designated.

         (b) As of the date of this Agreement, (i) 13,616,084 shares of Common Stock were issued and outstanding, all of which shares were validly issued, fully paid and nonassessable, (ii) 900,000 shares of Class B Stock were issued and outstanding, all of which shares were validly issued, fully paid and nonassessable, (iii) except for 10,000 shares of Series A Preferred, no series of Preferred Stock have been designated, (iv) no shares of Preferred Stock, including Series A Preferred, have been issued or are outstanding, and (v)no shares of Common Stock and no shares of Class B Stock or Preferred Stock were held in the treasury of the Company.

         (c) Except as set in Schedule 3.3(c) hereto, there are no outstanding Equity Securities of the Company. Schedule 3.3(c) includes a true and correct table summarizing all outstanding stock options, warrants and other rights to acquire from the Company Equity Securities of the Company or any Subsidiary, including the number of shares covered, the vesting schedule therefor, the exercise price therefor, the termination date therefor, and, except in respect of stock options issued to officers, directors or employees of the Company or any Subsidiary under the Company's Non-Qualified Stock Option Plan, the identity of the holder thereof.

         (d) As of the date of this Agreement, immediately following issuance of the Shares to Investor hereunder, the relative percentage ownership and voting power of the New Common Shares and the New Class B Shares will be is as follows:



                                                                                 % of
                       % of Common                         % of Diluted     Fully-Diluted
                          Stock          % of Class B      Common Stock      Common Stock     % of Voting    % of Fully-Diluted
      Shares           Outstanding     Stock Outstanding    Outstanding      Outstanding         Power       Voting Power
-------------------- ----------------- ------------------ ---------------- ----------------- --------------- --------------------
-------------------- ----------------- ------------------ ---------------- ----------------- --------------- --------------------
   1,000,000 New     6.84%             N/A                6.70%            5.09%             3.75%           3.28%

                     1,000,000 /                          1,000,000 /      1,000,000 /       1,000,000 /     1,000,000 /

                      14,616,084                          14,916,084       19,658,142        26,616,084      30,458,142

   Common Shares
-------------------- ----------------- ------------------ ---------------- ----------------- --------------- --------------------
-------------------- ----------------- ------------------ ---------------- ----------------- --------------- --------------------
                     N/A               25.00%             2.01%            1.52%             11.27%          9.84%

                                       300,000 /          300,000 /        300,000 /         3,000,000 /     3,000,000 /

                                       1,200,000          14,916,084       19,658,142        26,616,084      30,458,142
 300,000 New Class
     B Shares
-------------------- ----------------- ------------------ ---------------- ----------------- --------------- --------------------
-------------------- ----------------- ------------------ ---------------- ----------------- --------------- --------------------
       Total         N/A               N/A                8.71%            6.61%             15.03%          13.13%

                                                          1,300,000 /      1,300,000 /       4,000,000 /     4,000,000 /

                                                          14,916,084       19,658,142        26,616,084      30,458,142



13,616,084 + 1,000,000 = 14,616,084

13,616,084 + 1,000,000 + 300,000 = 14,916,084

13,616,084 + 1,000,000  + 1,200,000 + 3,842,058 = 19,658,142

13,616,084 + 1,000,000  + 12,000,000 = 26,616,084

13,616,084 + 1,000,000  + 12,000,000 + 3,842,058 = 30,458,142

         (e) Each of the outstanding shares of capital stock of each Subsidiary is duly authorized, validly issued, fully paid and nonassessable, and all such shares are owned by the Company free and clear of all Liens, and there are no outstanding Equity Securities of any Subsidiary other than such shares. The Company does not own, directly or indirectly, any capital stock or other equity interest in any Person, other than (i) the Subsidiaries, (ii) capital stock or other equity interest in a Person with a fair market value of less than $100,000 and (iii) as set forth on Schedule 3.3(e).

         3.4 The Shares. Upon payment of the Purchase Price at the Closing, Investor will acquire good title to the Shares, free and clear of all Liens. Upon payment of the Purchase Price, the Shares shall be validly issued, fully paid and nonassessable. Upon conversion of the New Class B Shares, in whole, or, from time to time, in part, in accordance with the terms of the Class B Stock, Investor will acquire good title to the Underlying Shares, free and clear of all Liens, and such shares of Common Stock shall be validly issued, fully paid and nonassessable.

         3.5 Power and Authority. The Company has all necessary corporate power and authority to execute and deliver this Agreement and all other documents, instruments and other writings to be executed and/or delivered by or on behalf of the Company to Investor or any of its representatives in connection with the transactions contemplated hereby or thereby (collectively, the "Company Transaction Documents"), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of each of the Company Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly and validly authorized by the Board of Directors of the Company (the "Board") or a duly authorized Committee thereof ("Committee"), and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of the Company Transaction Documents or the consummation of the transactions contemplated hereby and thereby. The Board or a Committee has approved each of the Company Transaction Documents and the transactions contemplated hereby and thereby so as to render inapplicable to such transactions, including, without limitation, the issuance to Investor of the Shares (including any Underlying Shares), the restrictions contained in Section 203 of the Delaware General Corporation Law. Each of the Company Transaction Documents has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof and thereof by Investor, each constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

         3.6 No Conflict; Required Filings and Consents. The execution, delivery and performance of the Company Transaction Documents by the Company do not and will not: (a) conflict with or violate the Organizational Documents of the Company or any Subsidiary; (b) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any Subsidiary or by which its or any of their respective properties are bound or affected; (c) require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity (other than any filing required under Section 13(a) or (d), 14, 15(d) or 16(a) of the Exchange
Act); (d) require the approval of the Company's stockholders under applicable state or federal law or the rules and regulations applicable to companies listed on the New York Stock Exchange ("NYSE"); (e) assuming that no member of the Investor Group is part of a "group," as such term is defined under the Exchange Act, with any person who is not a member of the Investor Group, result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) or result in the loss by the Company or any Subsidiary of a material benefit under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of the Company or any Subsidiary pursuant to, any Contract, Permit, Employment, Consulting or Severance Agreement or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties are bound or affected; or (f) assuming that no member of the Investor Group is part of a "group," as such term is defined under the Exchange Act, with any person who is not a member of the Investor Group, give rise to any obligation on the part of the Company or any Subsidiary to pay or provide any Severance Payment; other than (i) in the case of clauses (b) and
(e) for such conflicts, violations, breaches, defaults, rights, losses and Liens as would not have a Material Adverse Effect and (ii) in the case of clause (c), such consents, approvals, authorizations, permits, actions, filings and notifications, the absence of which would not have a Material Adverse Effect.

         3.7 Employment, Consulting and Severance Agreements and Related Matters. Except as disclosed in Schedule 3.7 or in the SEC Documents, (i) there are no material, individually or in the aggregate, Employment, Consulting or Severance Agreements to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective assets may be bound in which the Company and/or any of its Subsidiaries are obligated to make payments of $150,000 or more, in the aggregate, to any person, and (ii) no present or former employee, officer, director, consultant, independent contractor or other agent of the Company or any Subsidiary is a party to or the beneficiary of any such Employment, Consultant or Severance Agreements in which the Company and/or any of its Subsidiaries are obligated to make payments of $150,000 or more, in the aggregate, to any person.

         3.8 SEC Documents. As of their respective filing dates, neither of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, nor the Company's Amendment Number 1 and Number 2 on Form 10-K/A to the Company's Annual Report on Form 10-K, to file the information required in Part III of the Form 10-K (collectively, the "SEC Documents"), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the SEC Documents have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

         3.9 Absence of Certain Changes or Events. Except as disclosed in the SEC Documents or otherwise expressly permitted by or disclosed in this Agreement, since December 31, 2001, the Company and the Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice, and there has not occurred any event, condition, circumstance, change or development (whether or not in the ordinary course of business) that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

         3.10 Absence of Litigation. Except as disclosed in Schedule 3.10 or in the SEC Documents: (a) there are no suits, claims, actions, proceedings or investigations pending or, to the Company's knowledge, overtly threatened against the Company or any Subsidiary before any arbitrator or Governmental Entity that (i) if determined adversely to the Company or any Subsidiary could, individually or in the aggregate, reasonably be expected to result in Damages to the Company and/or its Subsidiaries in excess of $1,000,000 or to have a Material Adverse Effect or (ii) seek to delay or prevent the consummation of the transactions contemplated by this Agreement or any other Transaction Document; and (b) neither the Company nor any Subsidiary nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree, determination or award which in the future could reasonably be expected to (i) result in Damages to the Company and/or its Subsidiaries in excess of $1,000,000, (ii) have, individually or in the aggregate, a Material Adverse Effect, or (iii) prevent or delay the consummation of the transactions contemplated by this Agreement or any other Transaction Document.

         3.11 Tax Matters. Each of the Company and the Subsidiaries has filed all Tax Returns, or requests for extensions to file Tax Returns, which the Company and the Subsidiaries were required to have filed on or before the date hereof, except where the failure so to file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All Tax Returns filed by the Company or the Subsidiaries are complete and accurate, except where the failure so to be complete and accurate would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and the Subsidiaries have paid (or the Company has paid on behalf of the Subsidiaries) or have made adequate provision for the payment of all Taxes shown as due on such Tax Returns.

         3.12 No Brokers. The Company has not engaged any broker or finder who is entitled to any fee or commission from the Company in connection with this Agreement or the transactions contemplated hereby.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

         Investor hereby represents, warrants and covenants to the Company on the date of this Agreement and again on the Closing Date, which representations and warranties shall survive the Closing, as follows:

         4.1 Organization. Investor is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware.

         4.2 Authority Relative to This Agreement. Investor has all necessary limited liability company power and authority to execute and deliver this Agreement and all other documents, instruments and other writings to be executed and/or delivered by or on behalf of Investor to the Company or any of its representatives in connection with the transactions contemplated hereby or thereby (collectively, "Investor Transaction Documents"), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of the Investor Transaction Documents by Investor and the consummation by Investor of the transactions contemplated hereby and thereby have been duly authorized, and no other limited liability company proceedings on the part of Investor are necessary to authorize the execution, delivery and performance of the Investor Transaction Documents or the transactions contemplated hereby or thereby. Each of the Investor Transaction Documents has been duly executed and delivered by Investor, and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Investor enforceable against Investor in accordance with its terms.

         4.3 No Conflict; Required Filings and Consents. The execution, delivery and performance of the Investor Transaction Documents by Investor do not and will not: (i) conflict with or violate the organizational documents of Investor;
(ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Investor or by which any of its properties are bound or affected; (iii) require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity (other than any filing required under Section 13(a) or (d), 14, 15(d) or 16(a) of the Exchange Act); or (iv) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) or result in the loss of a material benefit under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the property or assets of Investor pursuant to, any Contract, Permit or other instrument or obligation to which Investor is a party or by which Investor or any of its properties are bound or affected, except, in the case of clauses (ii), (iii) and (iv), for any such conflicts, violations, breaches, defaults or other occurrences which could not, individually or in the aggregate, reasonably be expected to impair or delay the ability of Investor to perform its obligations under this Agreement.

         4.4      Securities Laws.

         (a) Investor is acquiring the Shares acquired hereunder for its own account with the intention of holding such securities for purposes of investment, and the Investor has no present intention of selling such securities in violation of the federal securities laws or any applicable state securities laws.

         (b) Investor has had an opportunity to ask questions and receive answers from the Company and review documents, books and records of the Company as it deems necessary to evaluate the investment considerations involved concerning the Company as it has requested.

         (c) Investor has such knowledge and expertise in financial and business matters that the Investor is capable of evaluating the merits and risks involved in an investment in the Shares and acknowledges that an investment in the Shares entails a number of very significant risks, including the risks set forth in the SEC Documents. Investor is able to bear the economic risk and lack of liquidity inherent in holding the Shares. Investor is an "accredited investor" as defined in Regulation D promulgated under the Securities Act. Specifically, Investor is a limited liability company, not organized for the specific purpose of acquiring the Shares, with total assets of in excess of $5,000,000.

         (d) Investor understands that the Shares acquired pursuant hereto are not registered under the Securities Act, or any state securities acts and are instead being offered and sold in reliance on an exemption for private offerings under the Securities Act and are subject to restrictions on transfer.

         4.5 No Brokers or Finders. Investor has not engaged any broker or finder who is entitled to any fee or commission from the Company in connection with this Agreement or the transactions contemplated hereby. Investor has not been offered the Shares by any form of general advertising or general solicitation.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1 Standstill. For a period of 18 months from the Closing Date, neither Investor nor any other member of the Zell Group will in any manner, directly or indirectly, without the consent of a majority of disinterested members of the Board, (a) effect; seek, offer, or propose (whether publicly or otherwise) to effect; participate in; or in any way assist any other person to effect, seek, offer, or propose (whether publicly or otherwise) to effect, or participate in, (i) any acquisition of any assets of the Company or any of its subsidiaries (Equity Securities of the Company are not assets of the Company for purposes of this Section 5.1(a)(i)); (ii) any tender or exchange offer, merger, or other business combination involving the Company or any of its subsidiaries not approved by the Board; (iii) any recapitalization, restructuring, liquidation, dissolution, reverse stock split, or other extraordinary transaction with respect to the Company or any of its subsidiaries not approved by the Board; or (iv) any solicitation (as such term is defined in the Exchange
Act) of a proxy (as such term is defined in the Exchange Act) to vote any voting securities of the Company; (b) form, join, or in any way participate in, a group (as such term is defined in the Exchange Act) other than the Investor Group; (c) otherwise act, alone or in concert with others, to seek to control or influence the management, Board, or policies of the Company, except through the Investor Designee in his or her capacity as a member of the Board, (d) take any action which might obligate the Company to make a public announcement regarding any of the types of matters set forth in (a) above; or (e) enter into any discussions or arrangements with any third party with respect to any of the foregoing; provided, however, that, notwithstanding the foregoing, nothing contained in this Section 5.1 is intended to or shall limit or otherwise impair the Investor Designee's ability to fully exercise his or her rights and obligations under applicable law as a member of the Board or to present to the Board or the Company's management privately any proposals or views of the Investor or otherwise regarding any of the matters described in this Section 5.1. This
Section 5.1 may be amended, waived or terminated only with the approval of a majority of disinterested members of the Board.

         5.2 Disposition of Shares and Conversion of New Class B Shares.

         (a) Investor acknowledges and agrees that the Shares and the Underlying Shares are not registered under the Securities Act or any foreign or state securities laws. The Investor agrees that the Shares and the Underlying Shares will not be sold, offered for sale, transferred, pledged, hypothecated, or otherwise disposed of (collectively, "Disposed Of" or "Disposition Of") except in compliance with the Securities Act and applicable foreign and state securities laws. The Investor has been advised that, except as set forth in

Article VII, the Company has no obligation, and does not intend, to cause the Shares or the Underlying Shares to be registered under the Securities Act or the securities law of any other jurisdiction or to comply with the requirements for any exemption under the Securities Act, including but not limited to those provided by Rule 144 and Rule 144A promulgated under the Securities Act, or under the securities law of any other jurisdiction.

         (b) Upon the Disposition Of any of the New Class B Shares other than to a Permitted Class B Transferee (as hereinafter defined), the Investor and all Permitted Class B Transferees shall be deemed to have exercised, immediately prior to such Disposition Of such New Class B Shares, the right under the Charter to convert all of the New Class B Shares then owned by the Investor and all Permitted Class B Transferees into Underlying Shares in accordance with the applicable Charter provisions. The Investor may not Dispose Of any New Class B Shares other than to a Permitted Class B Transferee prior to their conversion into Underlying Shares. As used herein, a Permitted Class B Transferee shall mean a transferee of the New Class B Shares that (i) is a member of the Investor Group or is approved by a majority (excluding the Investor Designee) of the entire Board, and (ii) prior to and as a condition precedent to becoming a transferee of such New Class B Shares, executes an agreement, in form and substance reasonably satisfactory to the Company, agreeing to be bound by the provisions of this Agreement with respect to the transferred New Class B Shares as if such transferee were the Investor hereunder. If Investor and all Permitted Class B Transferees are deemed pursuant to this Section 5.2(b) to have exercised the right under the Charter to convert all of the New Class B Shares then owned by the Investor and all Permitted Class B Transferees into Underlying Shares in accordance with the applicable Charter provisions, Investor and all Permitted Class B Transferees shall promptly surrender to the Company the stock certificate or certificates representing the New Class B Shares in exchange for a stock certificate or certificates representing an equal number of Underlying Shares. During the period commencing on the date that Investor and all Permitted Class B Transferees shall be deemed to have exercised such right to convert New Class B Shares and terminating on the date that the stock certificate or certificates representing all such New Class B Shares are so surrendered, the Investor and all Permitted Class B Transferees shall vote or (if requested by the Company) execute a written consent with respect to 90% of such new Class B Shares in accordance with the duly adopted recommendation of the Board, and the Investor and all Permitted Class B Transferees hereby grant to such officer of the Company as shall be designated by the Board an irrevocable proxy coupled with an interest to vote 90% of such New Class B Shares in accordance with such recommendation of the Board.

         (c) For a period of twelve (12) months after the Closing Date ("Call Period"), provided the Investor or any Permitted Class B Transferee then owns any New Class B Shares, the Company shall have the right, upon 15 business days prior written notice (the "Call Notice") to Investor, to purchase all, but not less than all, of the New Class B Shares then owned by Investor or any Permitted Class B Transferee (the "Call Option"). Upon the Company delivering the Call Notice to Investor, the Company shall have the right and irrevocable obligation to purchase all of the New Class B Shares then owned by Investor or any Permitted Class B Transferee. The Company's purchase of all such New Class B Shares shall close (the "Call Closing") on the 15th business day (the "Call Closing Date") after delivery of the Call Notice. The per share purchase price for the New Class B Shares purchased by the Company pursuant to the Call Option (the "Call Price") shall be the greater of (i) the 90 day trailing average of the closing prices of the Common Stock through the date immediately prior to the date of the exercise of the Call Option and (ii) $5.25 (subject to adjustment, in each case, for stock dividends, stock splits, and similar transactions), payable to Investor (and any Permitted Class B Transferee) in cash at the Call Closing in immediately available funds. The Call Notice shall specify the Call Price and whether the Company has Adequate Liquidity as of the date that the Call Notice is delivered to Investor. During the period commencing on the date that Investor shall have received a Call Notice, the Investor and all Permitted Class B Transferees shall vote or (if requested by the Company) execute a written consent with respect to 90% of their New Class B Shares in accordance with the duly adopted recommendation of the Board, and the Investor and all Permitted Class B Transferees hereby grant to such officer of the Company as shall be designated by the Board an irrevocable proxy coupled with an interest to vote such New Class B Shares in accordance with such recommendation of the Board. "Adequate Liquidity" shall exist if (iii) the Company and its

Subsidiaries collectively have available under their aggregate credit facilities at least $10 million and (iv) the draw(s) under such credit facilities that would be required to allow the Company to close on the purchase of all of the New Common Shares pursuant to Section 5.2(d) would not result in (A) the Company's consolidated debt to EBITDA ratio (as such terms and ratio are defined under the applicable credit facility documentation) exceeding 2 to 1 and (B) any breach of any covenant contained in the credit facility documentation which breach would or could reasonably be expected to result in the Company's lenders being entitled (with or without notice or the lapse of time or both) to accelerate the Company's payment obligations under the credit facility.

         (d) Provided the Investor or any Permitted Common Transferee (as hereinafter defined) owns any New Common Shares as of the date the Call Notice is delivered to Investor, the Investor shall have the right, upon written notice (the "Put Notice") to the Company given at least 10 business days prior to the Call Closing Date, to require the Company to purchase such number (the "Put New Common Shares") of New Common Shares then owned by Investor or any Permitted CommonTransferee as shall be specified in the Put Notice (the "Put Option"). As used herein, a Permitted CommonTransferee shall mean a transferee of the New Common Shares that (i) is a member of the Investor Group or is approved by a majority (excluding the Investor Designee) of the entire Board and (ii) prior to and as a condition precedent to becoming a transferee of such New Common Shares, executes an agreement, in form and substance satisfactory to the Company, agreeing to be bound by the provisions of this Agreement with respect to the transferred New Common Shares as if such transferee were the Investor hereunder. Upon Investor delivering the Put Notice to the Company:

                  (A) If the Company has Adequate Liquidity as of the date that the Call Notice is delivered to Investor, (1) Investor and any Permitted CommonTransferee then owning Put New Common Shares shall have the right and irrevocable obligation to sell to the Company the Put New Common Shares on the Call Closing Date, (2) the Company's purchase of all such Put New Common Shares shall close simultaneously with the Call Closing, and (3) the purchase price per share shall be $3.50 (subject to adjustment for stock dividends, stock splits, and similar transactions), payable to Investor (and any Permitted CommonTransferee) in cash at the closing in immediately available funds.

                  (B) If the Company does not have Adequate Liquidity as of the date that the Call Notice is delivered to Investor:

                           (1) (x) Investor and any Permitted CommonTransferee
                  then owning Put New Common Shares shall have the right and irrevocable obligation to sell to the Company one-eighth of the Put New Common Shares on the Call Closing Date, (y) the Company's purchase of such Put New Common Shares shall close simultaneously with the Call Closing, and (z) the purchase price per share shall be $3.50 (subject to adjustment for stock dividends, stock splits, and similar transactions), payable to Investor (and any Permitted Common Transferee) in cash at the closing in immediately available funds.

                           (2) Investor shall have the right, upon written
                  notice (each, a "Secondary Put Notice") to the Company given at least 10 business days prior to each of the next seven three-month anniversaries of the Call Closing Date (each, a "Put Closing Date"), to require the Company to purchase such number of Put New Common Shares then owned by Investor or any Permitted Common Transferee, not to exceed one-eighth of the total number of Put New Common Shares owned by Investor or such Permitted CommonTransferee at the time the Call Notice was delivered to Investor, as shall be specified in the Secondary Put Notice. If no Secondary Put Notice is delivered by Investor at least 10 business days prior to any Put Closing Date, Investor shall be deemed to have delivered a Secondary Put Notice requiring the Company to purchase one-eighth of the total number of Put New Common Shares owned by Investor or such Permitted CommonTransferee at the time the Call Notice was delivered to Investor. Upon Investor delivering, or being deemed to have delivered, a Secondary Put Notice to the Company, (1) Investor and any Permitted Common Transferee then owning Put New Common Shares shall have the right and irrevocable obligation to sell to the Company on the next Put Closing Date the number of Put New Common Shares as shall have been specified or deemed specified in such Secondary Put Notice and (2) the per share purchase price for the Put New Common Shares purchased by the Company shall be $3.50 (subject to adjustment for stock dividends, stock splits, and similar transactions) plus interest thereon accruing from the Call Closing Date until paid at the prime rate published from time to time in the Wall Street Journal, payable in cash at the applicable closing in immediately available funds.

         (e) Notwithstanding the foregoing, if, on any date prior to the Call Closing, Investor and all other Permitted Class B Transferees then owning New Class B Shares elect to convert all, but not less than all, of the New Class B Shares then owned by them into Underlying Shares, then the Call Option and Put Option shall immediately terminate and be cancelled as if they were never exercised and had never existed.

         5.3      Board of Directors.

         From and after the Company's 2002 Annual Meeting of Stockholders, and until the sum of (a) the number of New Class B Shares sold or otherwise Disposed Of by Investor and Permitted Class B Transferees, except to Permitted Class B Transferees, and (b) the number of New Common Shares and Underlying Shares sold or otherwise Disposed Of by Investor and Permitted Common Transferees, except to Investor or Permitted Common Transferees, exceeds 50% of the aggregate number of New Common Shares and New Class B Shares, Investor shall be entitled to designate one representative to serve as a member of the Board. Investor shall be entitled to designate any person ("Investor Designee") as its designee for membership on the Board, subject to the approval of the Company, which approval shall not be unreasonably denied or delayed. The initial Investor Designee shall be Mark Radzik. The Company shall take all necessary or appropriate action to assist in the nomination of such designee and use commercially reasonable efforts to assist in the nomination and election of the designee as director.

         5.4 Advisory Services Agreement. As of the Closing Date, and as a condition to Investor's obligations hereunder, the Company and Investor shall enter into the Advisory Services Agreement in the form attached hereto as Exhibit B.

         5.5 Agreement to Cooperate; Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the other Transaction Documents, including providing information and using reasonable efforts to obtain all necessary or appropriate waivers, consents and approvals, and effecting all necessary registrations and filings. In case at any time after the Closing Date any further action is necessary or desirable to transfer any Shares to Investor or otherwise to carry out the purposes of this Agreement and the other Transaction Documents, the Company and Investor shall execute such further documents and shall take such further action as shall be necessary or desirable to effect such transfer and to otherwise carry out the purposes of this Agreement and the other Transaction Documents, in each case to the extent not inconsistent with applicable law.

         5.6 Public Announcements. Any public announcement made by or on behalf of either Investor or the Company concerning this Agreement, the transactions described herein or in any other Transaction Document or any other aspect of the dealings heretofore had or hereafter to be had between the Company and Investor and their respective Affiliates must first be approved in writing by the other (any such approval not to be unreasonably withheld, conditioned or delayed), subject to the Company's obligations under applicable law NYSE rules and listing requirements as a public company (but the Company shall use its commercially reasonable efforts to consult with Investor as to all such public announcements).

         5.7 Issuance of Series A Preferred. As long as Investor, any Permitted Common Transferee or any Permitted Class B Transferee owns of record or beneficially any New Common Shares or any New Class B Shares, the Company shall not issue any shares of Series A Preferred or securities convertible into Series A Preferred, for any or no consideration, to any person or entity, or enter into any agreement or arrangement to do so (except in each case for the issuance of Series A Preferred or rights to purchase Series A Preferred pursuant to and in accordance with the provisions of the Rights Agreement dated as of June 23, 1997, by and between the Company and Harris Trust Company of New York, as rights agent, as the same may be amended from time to time in accordance with its terms), without concurrently offering to issue to Investor, upon the same or equivalent terms, such number of shares of Series A Preferred or securities convertible into Series A Preferred such that, if the Investor accepted such offer in full, the percentage of votes the Investor and all Permitted Common Transferees and Permitted Class B Transferees are collectively entitled to cast in the election of directors of the Company immediately prior to such issuance would be equal to the percentage of votes the Investor and all Permitted Common Transferees and Permitted Class B Transferees would be collectively entitled to cast in the election of directors of the Company immediately after such issuance (assuming the conversion of any securities convertible into Series A Preferred).


                                   ARTICLE VI

                                 INDEMNIFICATION

         6.1 General. From and after the Closing, the parties shall indemnify each other as provided in this Article VI. No specifically enumerated indemnification obligation with respect to a particular subject matter as set forth below shall limit or affect the applicability of a more general indemnification obligation as set forth below with respect to the same subject matter. No Person which may be subject to an indemnification obligation under this Article VI shall be entitled to require that any action be brought against any other Person before action is brought against it hereunder by a Person seeking indemnification by such Person.

         6.2 The Company's Indemnification Obligations. The Company shall indemnify, save and keep harmless the Investor Group and their officers, directors, employees, members, partners, agents, representatives, successors and permitted assigns ("Investor Indemnitees") against and from all Damages sustained or incurred by any of them resulting from or arising out of or by virtue of any inaccuracy in, breach of or other failure to comply with any representation, warranty or covenant made by the Company in this Agreement or any other Company Transaction Document. A claim for indemnification under this
Section 6.2 must be asserted by notice delivered to the Company within thirty
(30) days after the Company delivers to Investor the Company's quarterly report on Form 10-Q (or similar form) as filed with the SEC for the quarter ended September 30, 2002 (such thirtieth (30th) day, hereinafter the "Survival Date"). The Company shall not have any obligation to indemnify the Investor Indemnitees against and from any Damages by reason of any inaccuracy in or breach (or alleged inaccuracy or breach) of any representation or warranty of the Company contained in Article III unless the Investor Indemnitees collectively shall have suffered in the aggregate Damages by reason of all such inaccuracies and breaches (or alleged inaccuracies and breaches) in excess of $300,000, after which point the Company will be obligated to indemnify Investor Indemnitees only with respect to Damages in excess of such amount. The Company shall not have any obligation to indemnify an Investor Indemnitee against and from any Damages by reason of any inaccuracy in or breach (or alleged inaccuracy or breach) of any representation or warranty of the Company contained in Article III if a court of competent jurisdiction has determined that any Investor Indemnitee had actual knowledge thereof prior to the Closing. The aggregate amount of all payments made by the Company in satisfaction of claims made by Investor Indemnities under this Agreement for Damages arising from all breaches shall not exceed $3,500,000.

         6.3 Investor's Indemnification Obligations. Investor shall indemnify, save and keep harmless the Company, its Subsidiaries and their respective officers, directors, employees, agents, representatives, successors and permitted assigns against and from all Damages sustained or incurred by any of them resulting from or arising out of or by virtue of any inaccuracy in, breach of or other failure to comply with any representation, warranty or covenant made by Investor to the Company in this Agreement or in any other Investor Transaction Document. A claim for indemnification under this Section 6.3 must be asserted by notice delivered to the party from whom indemnification is sought no later than the Survival Date.

         6.4 Remedies. Each party hereby acknowledges and agrees that its sole and exclusive remedy with respect to any and all Damages arising out of or by virtue of any inaccuracy in, breach of or other failure to comply with any representation, warranty or covenant made by the other party, in the absence of fraud, shall be pursuant to the indemnification provisions set forth in this
Article VI.

                                   ARTICLE VII

                               REGISTRATION RIGHTS

         7.1      Definitions.  For purposes of this Article VII:

         (a) The term "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act.

         (b) The term "Registrable Securities" means shares of Common Stock, including Underlying Shares, held, from time to time, by any Holder.

         (c) The term "Holder" means Investor, any Permitted Class B Transferee and any Permitted Common Transferee.

         (d) The term "Rule 415 Offering" means an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect) promulgated under the Securities Act.

         (e) The term "Shelf Registration Statement" means a registration statement intended to effect a shelf registration in connection with a Rule 415 Offering.

         7.2 Shelf Registration Statement. No later than ninety (90) days after the Closing Date, the Company shall prepare and file with the SEC a Shelf Registration Statement (which shall include, to the extent possible under the Securities Act and any SEC regulations, pledgees and distributees of any selling stockholder under the caption "plan of distribution" contained in such Shelf Registration Statement) with respect to all shares of Common Stock held by Holders, including Underlying Shares, and use its reasonable efforts to cause such Shelf Registration Statement to become effective and keep such registration statement effective (a) until such time as all Registrable Securities have been sold or disposed of thereunder or sold, transferred or otherwise disposed of (other than pursuant to a pledge of such Registrable Securities) to a person who is not Investor, a Permitted Class B Transferee or a Permitted Common Transferee, or (b) until such time as all Registrable Securities held by all Holders can be sold without registration and without regard to the volume limitations under Rule 144 under the Securities Act or any similar law. Notwithstanding the foregoing, if the Company shall furnish to Investor a certificate signed by the Chief Executive, Chief Operating, or Chief Financial Officer of the Company stating that, in the good faith judgment of a majority of the disinterested directors, it would be materially detrimental to the Company for such registration statement to be filed, the Company shall have the right to defer such filing for a period of not more than 90 days; provided, however, that the Company may not utilize this right more than once in any 12-month period.

         7.3 Additional Obligations of the Company. Whenever the Company has filed a Shelf Registration Statement under this Article VII, the Company shall, as expeditiously as reasonably possible:

         (a) Prepare and file with the SEC such amendments and supplements to such Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered thereby or such other reports under the Exchange Act as are necessary to incorporate by reference such information as is necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered thereby, or, to the extent possible under the Securities Act and any SEC regulations, add additional Holders.

         (b) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities covered by such Shelf Registration Statement owned by them.

         (c) If necessary, use its commercially reasonable efforts to register and qualify the securities covered by such Shelf Registration Statement under such other securities or blue sky laws of such states or other jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions where it is not so subject.

         (d) Notify each Holder of Registrable Securities covered by such Shelf Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and then use its commercially reasonable efforts to promptly correct such statement or omission. Notwithstanding the foregoing and anything to the contrary set forth in this Section 7.3, each Holder acknowledges that the Company shall have the right to suspend the use of the prospectus forming a part of a Shelf Registration Statement if such offering would interfere with a pending corporate transaction or for other reasons until such time as an amendment to the Shelf Registration Statement has been filed by the Company and declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Exchange Act. Each Holder hereby covenants that it will (a) keep any such notice strictly confidential, and (b) not buy or sell any shares of Common Stock during the period commencing at the time at which the Company gives the Holder notice of the suspension of the use of such prospectus and ending at the time the Company gives the Holder notice that it may thereafter effect sales pursuant to such prospectus. The Company shall only be able to suspend the use of such prospectus for periods aggregating no more than 90 days at any one time.

         7.4 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article VII with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities and as may be required from time to time to keep such registration current.

         7.5 Expenses of Shelf Registration. Except as provided in the following sentence, all expenses incurred by or on behalf of the Company in connection with registrations, filings or qualifications pursuant to Section 7.2 , including, without limitation, all registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company. In no event shall the Company be obligated to bear any underwriting discounts or commissions or brokerage fees or commissions relating to Registrable Securities or the fees and expenses of counsel to the selling Holders.

         7.6 Indemnification. In the event any Registrable Securities are included in a Shelf Registration Statement under this Article VII:

         (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder and its respective directors, officers, general and limited partners, members, agents and representatives (and the directors, officers, and controlling persons thereof), and each other person, if any, who controls such

Holder within the meaning of the Securities Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus (but only if such statement is not corrected in the final prospectus) contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading (but only if such omission is not corrected in the final prospectus), or (iii) any violation or alleged violation by the Company in connection with the registration of Registrable Securities under the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay, as incurred, any legal or other expenses reasonably incurred by such Holders, affiliates, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, subject to this Section 7.6(a); provided, however, that the Company shall not, in connection with any such loss, claim, damage, liability or action or related losses, claims, damages, liabilities or actions in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to one firm acting as local counsel) for all indemnified parties; and provided, further, that, the indemnity agreement contained in this Section 7.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder or controlling person. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

         (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 7.6(b) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this
Section 7.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the prior written consent of such Holder, which consent shall not be unreasonably withheld; provided, further, that, in no event shall any indemnity under this
Section 7.6(b) exceed the gross proceeds from the offering received by such Holder.

         (c) Promptly after receipt by an indemnified party under this Section
7.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel chosen by the indemnifying party subject to the consent of the indemnified party, which consent shall not be unreasonably withheld or delayed. The failure to deliver written notice to the indemnifying party within a reasonable time after the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7.6 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.6. The indemnified party shall have the right, but not the obligation, to participate in the defense of any action referred to above through counsel of its own choosing and shall have the right, but not the obligation, to assert any and all separate defenses, cross claims or counterclaims which it may have, and the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel has been specifically authorized in advance by the indemnifying party,
(ii) there is a conflict of interest that prevents counsel for the indemnifying party from adequately representing the interests of the indemnified party or there are defenses available to the indemnified party that are different from, or additional to, the defenses that are available to the indemnifying party,
(iii) the indemnifying party does not employ counsel that is reasonably satisfactory to the indemnified party within a reasonable period of time, or
(iv) the indemnifying party fails to assume the defense or does not reasonably contest such action in good faith, in which case, if the indemnified party notifies the indemnifying party that it elects to employ separate counsel, the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party and the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party; provided, however, that, the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to one firm acting as local counsel) for all indemnified parties.

         (d) The obligations of the Company and the holders under this Section
7.6 shall survive the completion of any offering of Registrable Securities in a Shelf Registration Statement under this Article VII through the expiration of the applicable statute of limitations.

         (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement (if any) entered into in connection with any underwritten public offering of the Registrable Securities are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall control.

         7.7 Reports Under the Exchange Act. With a view to making available to the holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

         (a) use all commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144;

         (b) use all commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required under the Securities Act and the Exchange Act; and

         (c) furnish to any Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company.

         7.8 No Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Article VII may only be assigned by a Holder to a transferee or assignee of any Registrable Securities if (i) in the case of a transferee or assignee of Common Stock, such transferee or assignee is a Permitted Common Transferee, (ii) in the case of a transferee or assignee of Class B Stock, such transferee or assignee is a Permitted Class B Transferee, (iii) such transferee or assignee executes and delivers to the Company a joinder agreement, agreeing to be legally bound by this Article VII, and (iv) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

         7.9 Waiver Procedures. The observance by the Company of any provision of this Article VII may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Holders of a majority of the Registrable Securities, and any waiver effected in accordance with this paragraph shall be binding upon each Holder of Registrable Securities.

         7.10 "Market Stand-off" Agreement. Any Holder of Registrable Securities, if requested by an underwriter of any registered public offering of Company securities being sold in a firm commitment underwriting, agrees not to sell or otherwise transfer or dispose of any Company securities held by such Holder other than shares of Registrable Securities included in the registration during the seven days prior to, and during a period of up to 180 days following, the effective date of the registration statement, except where securities being sold for the account of stockholders are included in the registration unless all Registrable Securities requested to be included therein by any Holders are included subject to pro rata cut-back with the other selling stockholders included therein. Such agreement shall be in writing in a form reasonably satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restriction until the end of the required stand-off period.

         7.11 Listing of Shares. The Company shall use its commercially reasonable efforts to cause the shares of Common Stock and the Underlying Shares to be listed on the NYSE as soon as practicable after the Closing.

                                  ARTICLE VIII

                                   DEFINITIONS

         "Affiliate" shall mean, with respect to any person, any other person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such first person. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Common Stock" shall have the meaning set forth in the recitals to this Agreement.

         "Contract" means any contract, agreement, commitment, indenture, lease, note, bond, mortgage, license, plan, arrangement or understanding, whether written or verbal.

         "Damages" means all liabilities, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, losses, fines, penalties, damages, and reasonable costs and expenses, including, without limitation, reasonable attorneys', accountants', investigators', and experts' fees and expenses, sustained or incurred in connection with the defense or investigation of any of the foregoing.

         "Diluted Common Stock" means (i) the Common Stock issued and outstanding (including the New Common Shares) and (ii) the Underlying Shares issuable upon conversion of the New Class B Shares.

         "Employment, Consulting or Severance Agreements" means all verbal and written (i) agreements for the employment for any period of time whatsoever, or in regard to the employment, or restricting the employment, of any employee of the Company or any Subsidiary, (ii) consulting, independent contractor or similar agreements, and (iii) policies, agreements, arrangements or understandings relating to the payment or provision of severance, termination or similar pay or benefits to any present or former employees, officers, directors, consultants, independent contractors or other agents of the Company or any Subsidiary.

         "Equity Securities" means, with respect to the Company or any Subsidiary, as the case may be, (i) any class or series of common stock, preferred stock or other capital stock, whether voting or non-voting, including, without limitation, with respect to the Company, Common Stock, Class B Stock, and Preferred Stock, (ii) any other equity securities issued by the Company or such Subsidiary, as the case may be, whether now or hereafter authorized for issuance by the Company's or such Subsidiary's, as the case may be, Certificate of Incorporation, (iii) any debt, hybrid or other securities issued by the Company or such Subsidiary, as the case may be, which are convertible into, exercisable for or exchangeable for any other Equity Securities, whether now or hereafter authorized for issuance by the Company's or such Subsidiary's, as the case may be, Certificate of Incorporation, (iv) any equity equivalents (including, without limitation, stock appreciation rights, phantom stock or similar rights), interests in the ownership or earnings of the Company or such Subsidiary, as the case may be, or other similar rights, (v) any written or verbal rights, options, warrants, subscriptions, calls, preemptive rights, rescission rights or other rights to subscribe for, purchase or otherwise acquire any of the foregoing, (vi) any written or verbal obligation of the Company or such Subsidiary, as the case may be, to issue, deliver or sell, any of the foregoing, (vii) any written or verbal obligations of the Company or such Subsidiary, as the case may be, to repurchase, redeem or otherwise acquire any Equity Securities, and (viii) any bonds, debentures, notes or other indebtedness of the Company or such Subsidiary, as the case may be, having the right to vote (or convertible into, or exchangeable for securities having the right to vote) on any matters on which the stockholders of the Company or such Subsidiary, as the case may be, may vote.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fully-Diluted Common Stock" means (i) the Common Stock issued and outstanding (including the New Common Shares) and (ii) the shares of Common Stock issuable upon conversion, exchange or other exercise of the Company's issued and outstanding Equity Securities (other than the rights (the "Rights") issued pursuant to the Rights Agreement dated, as of June 23, 1997, as amended, but including the Underlying Shares issuable upon conversion of the New Class B Shares.

         "Fully-Diluted Voting Power" means the aggregate number of votes entitled to be cast by the holders of (i) the Common Stock issued and outstanding (including the New Common Shares), (ii) the Class B Stock issued and outstanding (including the New Class B Shares), and (iii) the Company's other issued and outstanding Equity Securities, assuming the conversion, exchange or other exercise of such other Equity Securities (other than the Rights) into Common Stock or Class B Stock.

         "Governmental Entity" means any court, administrative agency or commission or other governmental authority or instrumentality, whether domestic (federal, state or local) or foreign.

         "Investor Group" means (i) Investor, (ii) any direct or indirect Affiliate of Investor, under control of, or common control with, Investor, (iii) any direct or indirect member of Investor or such Affiliate, and (iv) any direct or indirect Affiliate of any member of Investor under control of, or common control with, such member; provided, however, that in the case of clauses (ii),
(iii) and (iv) hereof, that at least 80% of the aggregate economic interests in the New Common Shares and the New Class B Shares are owned ultimately, directly or indirectly, by or for the benefit of Samuel Zell and his family members.

         "Lien" means any preemptive or similar rights of any third party, purchase options, calls, proxies, voting trusts, voting agreements, judgments, pledges, charges, assessments, levies, escrows, rights of first refusal or first offer, transfer restrictions, mortgages, indentures, claims, liens, equities, mortgages, deeds of trust, deeds to secure debt, security interests and other encumbrances of every kind and nature whatsoever, whether arising by agreement, operation of law or otherwise, other than any resulting from the acts or failure to act of Investor or a member of the Investor Group or from the Investor Transaction Documents.

         "material" means material to the Company and the Subsidiaries, taken as a whole.

         "Material Adverse Effect" means a material adverse effect (or any development which could reasonably be expected to have a material adverse effect) on the business, operations, assets, financial or other condition or results of operations of the Company and the Subsidiaries, taken as a whole, or that could reasonably be expected to impair or delay the ability of the Company to perform its obligations under this Agreement.

         "Parachute Payment" means any Severance Payment constituting a "parachute payment" within the meaning of Section 280G(b)(2) of the Code and the regulations issued thereunder.

         "Permit" means any permit, certificate, consent, approval, authorization, order, license, variance, franchise or other similar indicia of authority issued or granted by any Governmental Entity.

         "Person" or "person" means any individual, corporation, partnership, limited liability partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or Governmental Entity, or any agency or political subdivision thereof, or any other entity.

         "Securities Act" means the Securities Act of 1933, as amended.

         "SEC" means the Securities and Exchange Commission.

         "Severance Payment" means any termination, severance or similar payment or benefit, including without limitation any such payment or benefit as would constitute a Parachute Payment, to which any present or former employee, officer, director, consultant, independent contractor or other agent of the Company or any Subsidiary might be entitled pursuant to any Employment, Consulting or Severance Agreement or otherwise.

         "Shares" shall have the meaning set forth in the recitals to this Agreement.

         "Subsidiary" means General Physics Corporation, a Delaware corporation.

         "Taxes" means all federal, state, local and foreign taxes, duties, fees, levies, governmental charges or other assessments of any kind (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto.

         "Tax Return" means all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amendment to any of the foregoing.

         "Transaction Document" means any Company Transaction Document and any Investor Transaction Document.

         "Underlying Shares" shall have the meaning set forth in the recitals to this Agreement.

         "Voting Power" means the aggregate number of votes entitled to be cast by the holders of (i) the Common Stock issued and outstanding (including the New Common Shares) and (ii) the Class B Stock issued and outstanding (including the New Class B Shares).

         "Zell Group" means (i) Investor, (ii) any member of Investor who beneficially owns any New Common Shares or New Class B Shares, and (iii) any Affiliate of Investor or any such member of Investor; provided, however, that no presumption of control or status as an Affiliate shall arise with respect to entities that might fall within this definition solely because Investor, a member of Investor or a representative of Investor or any such member of Investor sits on the Board of Directors of such entity or holds 10% or more of the outstanding voting securities of such entity in a non-controlling position.


                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, facsimile, to the appropriate address or facsimile number set forth below (or at such other address or facsimile number for a party as shall be specified by like notice):

                           if to Investor:

                           EGI-Fund (02) Investors, L.L.C.
                           Two N. Riverside Plaza, Suite 600
                           Chicago, IL  60606
                           Attention:  Mark Radzik
                           Fax: (312) 454-9678

                           With a copy to:

                           Equity Group Investments, LLC
                           Two N. Riverside Plaza, Suite 600
                           Chicago, IL  60606
                           Attention:  Joseph Paolucci, Esq.
                           Fax: (312) 454-0335

                           if to the Company:

                           GP Strategies Corporation
                           9 West 57th Street
                           New York, New York 10019
                           Attention: Scott Greenberg, President
                           Fax: 212-230-9545

                           With copies to:

                           GP Strategies Corporation
                           9 West 57th Street
                           New York, New York 10019
                           Attention: Andrea Kantor, General Counsel
                           Fax: 212-230-9545


         9.2 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible

         9.3 Entire Agreement; Amendment; Waiver; Assignment. This Agreement, together with the other Transaction Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and verbal, among the parties, or any of them, with respect to the subject matter hereof and thereof, other than the Confidentiality Agreement, dated as of March 1, 2002, between the Company and Equity Group Investments, L.L.C. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. This Agreement shall not be assigned by operation of law or otherwise; provided, however, that, notwithstanding the foregoing, (a) Investor may assign all or any part of its rights and obligations hereunder to any one or more members of the Investor Group at any time after the Closing and (b) the Company may assign the Call Option; provided, further, however, that no such assignment shall relieve the assigning party of any of its liabilities or obligations under this Agreement or adversely affect the exemption from registration under the Securities Act relied upon by the Company in issuing the Shares or Underlying Shares or otherwise violate the Securities Act or any other applicable federal or state securities law. Any attempted assignment which does not comply with the provisions of this Section 9.3 shall be null and void ab initio.

         9.4 Governing Law. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of Delaware applicable to contracts made in that State.

         9.5 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.6 Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, Investor and the Company have executed this Stock Purchase Agreement as of the date first above written.


                                         EGI-FUND (02-04) INVESTORS, L.L.C.

                                         -------------------------------------
                                         By:
                                         Its:


                                         GP STRATEGIES CORPORATION


                                         ---------------------------------------
                                         By:
                                         Its: